EXHIBIT 99.1

Community Partners Bancorp Announces 3% Stock Dividend

MIDDLETOWN, N.J., Nov. 10, 2011 (GLOBE NEWSWIRE) -- Community Partners Bancorp (Nasdaq:CPBC), (the "Company"), the parent company of Two River Community Bank, announced that the Board of Directors of the Company approved a 3% stock dividend. The dividend will be payable on December 30, 2011 to shareholders of record as of December 13, 2011. The dividend will increase the number of shares outstanding by approximately 230,939 shares.

William D. Moss, President and CEO of the Company, commented, "We are pleased our Board has voted to declare a stock dividend for our shareholders for the sixth consecutive year. In declaring the stock dividend, the Board of Directors wishes to recognize and reward loyalty and confidence in our ownership base."

About the Company

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Middletown, New Jersey. Two River Community Bank currently operates 15 branches throughout Monmouth and Union Counties. More information about Two River Community Bank is available at www.tworiverbank.com. More information about Community Partners is available at www.communitypartnersbancorp.com.

Forward Looking Statement

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect," "look," "believe," "anticipate," "may," "will," "should", "projects" or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements, and no undue reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; stronger competition from banks, other financial institutions and other companies; changes in loan, investment and mortgage prepayment assumptions; insufficient allowance for credit losses; a higher level of net loan charge-offs and delinquencies than anticipated; material adverse changes in Community Partners' operations or earnings; a decline in the economy in Community Partners' primary market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume; changes in laws and regulations, including issues related to compliance with anti-money laundering and the bank secrecy act laws; adoption, interpretation and implementation of new or pre-existing accounting pronouncements; operational risks, including the risk of fraud by employees or outsiders; and the inability to successfully implement new lines of business or new products and services. For a list of other factors which would affect Community Partners' results, see Community Partners' filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2010. The statements in this press release are made as of the date of this press release, even if subsequently made available by Community Partners on its website or otherwise. Community Partners assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

CONTACT: William D. Moss, President & CEO
         Community Partners Bancorp
         732-706-9009 wmoss@tworiverbank.com

         A. Richard Abrahamian, Executive Vice President & CFO
         Community Partners Bancorp
         732-216-0167 rabrahamian@tworiverbank.com